10f-3 REPORT

Smith Barney Convertible Fund

February 1, 2005 to April 29, 2005


Issuer: Huntsman Corp. Pfd., 5.00% due 02/16/08
Trade Date: 2/10/2005
Selling Dealer: CS First Boston
Amount:  80,000
Price: 50.00
% Received by Fund: 1.391%
% of Issue (1): 1.391%

(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.

10f-3 Syndicate Reporting Supplement:
Joint/Lead Manager (s):
Citigroup
Credit Suisse First Boston Corp.
Deutsche Bank Securities Inc.
Merrill Lynch & Co.

Co-Manager (s):
N/A

Selling Group:
N/A


Issuer: Chesapeake Energy Corp. 5.00%, Series 144A Pfd
Trade Date: 4/13/2005
Selling Dealer: CS First Boston
Amount:  12,000
Price: 100.00
% Received by Fund: 0.300%
% of Issue (1): 0.300%

(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.

10f-3 Syndicate Reporting Supplement:
Joint/Lead Manager (s):
N/A

Co-Manager (s):
N/A

Selling Group:
N/A